Exhibit 10.1

Fifth Wall Ventures Management, LLC

June 7, 2021

Fifth Wall Acquisition Corp. III

6060 Center Drive 10th Floor

Los Angeles, California 90045

Ladies and Gentlemen:

This letter will confirm our agreement that, commencing on the date hereof (the “Effective Date”) and continuing until the earlier of (i) the consummation by Fifth Wall Acquisition Corp. III (the “Company”) of an initial business combination and (ii) the Company’s liquidation (in each case as described in the registration statement for the initial public offering (the “IPO”) of the securities of the Company, dated May 24, 2021) (such earlier date hereinafter referred to as the “Termination Date”), Fifth Wall Ventures Management, LLC (the “Management Company”) shall take steps directly or indirectly to make available to the Company certain office space and professional, secretarial, administrative and support services as may be required by the Company from time to time, situated at 6060 Center Drive 10th Floor Los Angeles, California 90045 (or any successor location) and such intellectual property rights, if any, as may be reasonably agreed by the parties, including any associated additional compensation with respect thereto, if any, therefore. In exchange therefor, the Company shall reimburse Management Company up to a sum of $17,500 per month commencing on the Effective Date and continuing monthly thereafter until the Termination Date. Management Company hereby agrees that it does not have any right, title, interest or claim of any kind (a “Claim”) in or to any monies that may be set aside in a trust account (the “Trust Account”) that may be established in connection with and upon the consummation of the IPO and hereby irrevocably waives any Claim it presently has or may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse, reimbursement, payment or satisfaction of any Claim against the Trust Account or any monies or other assets in the Trust Account for any reason whatsoever. The Company acknowledges that Management Company will not provide any investment management, investment advisory or other services that could result in Management Company being deemed an “investment adviser” of the Company under the Investment Advisers Act of 1940, as amended.

This letter agreement constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

This letter agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by the parties hereto.

The parties may not assign this letter agreement and any of their rights, interest, or obligations hereunder without the consent of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.

This letter agreement shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of Delaware, without giving effect to its choice of laws principles that will apply the laws of another jurisdiction.

This letter agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this letter agreement.

[Signature Page Follows]

Very truly yours,

FIFTH WALL VENTURES MANAGEMENT, LLC

		By:	/s/ Brendan Wallace
		Name:	Brendan Wallace
		Title:	Co-Founder and Managing Partner

AGREED TO AND ACCEPTED BY:

FIFTH WALL ACQUISITION CORP. III

By:	/s/ Andriy Mykhaylovskyy
Name:	Andriy Mykhaylovskyy
Title:	Chief Financial Officer

[Signature Page to the Administrative Support Agreement]